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                                                                     EXHIBIT 5.1


[DECHERT LETTERHEAD]

July 26, 2001


AmerisourceBergen Corporation
1300 Morris Drive, Suite 100
Chesterbrook, PA  19087-5594

Re:  Registration Statement on Form S-4 of AmerisourceBergen Corporation

Gentlemen and Ladies:

We have acted as counsel to AmerisourceBergen Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement (No. 333-61440) on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed issuance by the Company of up to 108,625,865 shares (the "Shares") of Common Stock of the Company, $0.01 par value per share, pursuant to the Agreement and Plan of Merger, dated as of March 16, 2001 (the "Merger Agreement"), among the Company, AmeriSource Health Corporation, a Delaware corporation ("AmeriSource"), Bergen Brunswig Corporation, a New Jersey corporation ("Bergen"), A-Sub Acquisition Corp., a Delaware corporation, and B-Sub Acquisition Corp, a New Jersey corporation. The Merger Agreement provides for the mergers (the "Mergers") whereby AmeriSource and Bergen will each become a wholly owned subsidiary of the Company, as described in the Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus") that is a part of the Registration Statement.

We have participated in the preparation and filing of the Registration Statement and have made such legal and factual examination and inquiry as we have deemed necessary for the rendering of this opinion. We have reviewed the Merger Agreement, the Registration Statement and the exhibits thereto, and have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, instruments and other documents as we have deemed relevant and necessary in connection with this opinion.

In making our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to all authentic original documents of all documents submitted to us as copies and the authenticity of the originals of such copies, the legal capacity of natural persons, and the truth, accuracy and completeness (without independent investigation or verification) of the information, representations, warranties and statements contained in the records, agreements, instruments and other documents we have reviewed. In our examination of documents executed by
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AmerisourceBergen Corporation
July 26, 2001
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parties other than the Company, we have assumed that such parties had, have or will have all requisite power and authority to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, the due execution and delivery by such parties of all such agreements, instruments and other documents and the validity and binding effect thereof. As to any facts material to this opinion which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Our opinion is limited to applicable provisions of the General Corporation Law of the State of Delaware ("Delaware Law") and judicial decisions interpreting Delaware Law. We express no opinion with respect to the laws of any other jurisdiction and no opinion is expressed herein with respect to the qualifications of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that following
(i) effectiveness of the Registration Statement under the Securities Act, (ii) effectiveness of the Mergers pursuant to applicable corporate law, and (iii) issuance of the Shares in accordance with the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Joint Proxy
Statement/Prospectus contained therein. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is provided by us, as counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and, except as provided herein, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written consent of the Company.

Very truly yours,


/s/ Dechert Price & Rhoads
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Dechert Price & Rhoads